SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT.
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                         Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[  ]      Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
[ X]     Definitive Proxy Statement
[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            HISPANIC TELEVISION NETWORKS, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

 ................................................................................

     (2)          Aggregate number of securities to which transaction applies:

 ................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 ................................................................................

     (4)          Proposed maximum aggregate value of transaction:

 ................................................................................

     (5)          Total fee paid:

 ................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)          Amount Previously Paid:

 ................................................................................

     (2)          Form, Schedule or Registration Statement No.:

 ................................................................................

     (3)          Filing Party:

 ................................................................................

     (4)          Date Filed:

 ................................................................................

                       HISPANIC TELEVISION NETWORKS, INC.
                         6125 Airport Freeway, Suite 200
                             Ft. Worth, Texas 76117

To All Stockholders in
Hispanic Television Networks, Inc.

         The Board of Directors of Hispanic Television Networks, Inc. (the "Company") is soliciting your consent to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 500 million shares (the "Proposed Amendment"). We ask that you return your written consent by September 20, 2001.

         The Board believes that it is in the best interest of the Company and its stockholders to increase the number of authorized shares of common stock. This will provide management with the flexibility it needs to raise necessary operating capital.

         Before the Proposed Amendment can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Proposed Amendment if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on August 24, 2001 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Proposed Amendment.

         We will file the Proposed Amendment with the Secretary of State of Delaware when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before September 20, 2001.

         The Board of Directors asks you to consent to the Proposed Amendment. The Proposed Amendment and other related matters are more fully described in the accompanying Consent Solicitation Statement and the exhibit thereto, which form a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY SEPTEMBER 20, 2001.

                                            By Order of the Board of Directors,
                                            James A. Ryffel,
                                            Chairman of the Board

Fort Worth, Texas
August 31, 2001

         PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                       HISPANIC TELEVISION NETWORKS, INC.
                         6125 Airport Freeway, Suite 200
                             Ft. Worth, Texas 76117
                             Telephone: 817/222-1234

                         CONSENT SOLICITATION STATEMENT

                                     GENERAL

         This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Hispanic Television Networks, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's Certificate of Incorporation (the "Proposed Amendment") to increase the number of authorized shares of common stock (the "Common Stock") from 200 million to 500 million shares. These materials are first being mailed to stockholders of record beginning on approximately August 31, 2001. Consents are to be submitted to the Company at the address of the Company stated above by no later September 20, 2001.

                         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing a written consent form has the power to revoke it at any time before September 20, 2001 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Proposed Amendment) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

         The record date for determining those stockholders who are entitled to give written consents has been fixed as August 24, 2001. At the close of business on the record date, the Company had 133,037,352 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Proposed Amendment.

         The Proposed Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Proposed Amendment, abstentions (including failures to return written consent forms) and broker nonvotes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Proposed Amendment absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 10, 2001 concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


         Name and Address of                             Beneficial Ownership(1)
           Beneficial Owner                            Number            Percent
         Woodcrest Capital, L.L.C. (2)               19,795,379            15.1%
           3113 S. University Drive, 6th Floor
           Fort Worth, Texas 76019

         James A. Ryffel                             30,570,378(3)         23.3%
           3113 S. University Drive, 6th Floor
           Fort Worth, Texas 76019

         Douglas K. Miller                           20,845,379(4)         15.8%
           3113 S. University Drive, 6th Floor
           Fort Worth, Texas 76019

         Hector Saldana                                 100,000             (5)
           3383 Royal Meadow Lane
           San Jose, CA  95135

         James Michael Stewart                          100,000             (5)
           6125 Airport Freeway, Suite 200
           Haltom City, TX  76117

         P. Alan Luckett                             11,646,716             8.9%
           4610 Riverforest
           Arlington, Texas 76017

         Michael G. Fletcher                           328,000(6)           (5)
           6125 Airport Freeway, Suite 200
           Haltom City, Texas 76117

         Steven J. Mortonson                           110,000(7)           (5)
           6125 Airport Freeway, Suite 200
           Haltom City, Texas  76117

         All officers and directors
         as a group (six persons) (8)               32,258,378             24.6%

---------------------

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security) and includes the ownership of a security through corporate, partnership, or trust entities. In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2) Woodcrest Capital L.L.C. is owned by James A. Ryffel (75%) and Douglas K. Miller (25%), both directors of the Company.
(3) Includes 19,795,379 shares owned by Woodcrest Capital, L.L.C. of which Mr. Ryffel owns 75% and 500,000 shares issuable upon exercise of outstanding options.
(4) Includes 19,795,379 shares owned by Woodcrest Capital, L.L.C. of which Mr. Miller owns 25%
(5)      Less than 1%
(6) Includes options to purchase 27,500 shares that became exercisable in June 2001 but does not include options to purchase 27,500 shares that become exercisable in June 2002.
(7) Include warrants to purchase 100,000 shares which are currently exercisable.
(8) Includes 19,795,379 owned by Woodcrest Capital, L.L.C. of which Mr. Ryffel owns 75% and Mr. Miller owns 25%.



                                PROPOSAL 1
                           APPROVAL OF THE INCREASE IN
                       THE NUMBER OF AUTHORIZED OF SHARES

General

         The Board of Directors is requesting stockholder approval of an amendment of the Company's Certificate of Incorporation (the "Proposed Amendment") to increase the number of shares of Common Stock authorized for issuance from 200,000,000 to 500,000,000. A copy of the resolutions approving the Proposed Amendment is annexed to this Consent Solicitation Statement as Exhibit A. If approved by the stockholders of the Company, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval. The Proposed Amendment was approved by all of the directors of the Company.

Purposes and Effect of Amendment On Existing Security Holders

         On August 24, 2001, 200,000,000 shares of the Company's Common Stock were authorized, and 133,037,352 shares of the Company's Common Stock were issued and outstanding. As of such date, 77,408,459 shares of the Company's Common Stock were reserved for issuance upon exercises of outstanding options and warrants.

         The Proposed Amendment would increase the number of the Company's authorized shares of Common Stock to 500,000,000, thus permitting the Company to issue an additional 300,000,000 shares of Common Stock not currently authorized. Each additional share of Common Stock authorized by the Proposed Amendment would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of the Company's existing outstanding shares of Common Stock will have no preemptive right to purchase any additional shares authorized by the Proposed Amendment. The issuance of a large number of additional shares of Common Stock (including any comprising a part of the additional shares authorized by the Proposed Amendment) would substantially reduce the proportionate interest that each presently outstanding share of Common Stock has with respect to dividends, voting, and the distribution of assets upon liquidation.

         The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the Proposed Amendment so as to have issuable additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The Board of Directors believes that an additional 300,000,000 authorized shares of Common Stock would be adequate to meet these needs for the foreseeable future. The additional shares authorized by the Proposed Amendment will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules). The Board of Directors does not anticipate seeking authorization from the Company's stockholders for the issuance of any of the shares of Common Stock authorized by the Proposed Amendment. The availability of such shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders' meeting. However, there can be no assurance that stockholders would approve of all or even any of the stock issuances undertaken with the additional share authorized by the Proposed Amendment.

         The additional shares authorized by the Proposed Amendment could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under the Company's current or future employee benefit plans, stock dividends and stock splits. Despite the varied possible uses of the additional shares authorized by the Proposed Amendment, the Company expects that the most likely immediate use of the additional shares would be to raise funds to finance the Company's operations. While the Company is currently seeking such funds, it has not entered into any binding or non-binding agreement to receive any funds or to issue any shares of Common Stock to be authorized pursuant to the Proposed Amendment or otherwise. There can be no assurance that the Company will be successful in its efforts to procure additional funds, or (if successful in procuring additional funds) there can be no assurance as to the terms and conditions pursuant to which the funds may be provided. However, the number of shares to be issued in connection with a future financing could conceivably be large enough that control of the Company could change as a result. In addition, the Company currently has no other plans, commitments or understandings to issue any of the additional shares of Common Stock to be authorized pursuant to the Proposed Amendment for any other non-financing purpose. The Board of Directors is required to make each determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company.

         The additional shares authorized by the Proposed Amendment are not intended as an anti-takeover device, and they are not expected to function unintentionally as one. However, the Board of Directors could issue shares of Common Stock in a manner that makes more difficult or discourages an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, although the Board of Directors has no present intention of doing so. When, in the judgment of the Board of Directors, the issuance of shares under such circumstances would be in the best interest of the stockholders and the Company, such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares could thus be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company if the Board of Directors considers the action of such entity or person not to be in the best interest of the stockholders and the Company. The existence of the additional authorized shares could also have the effect of discouraging unsolicited takeover attempts. The Company is not aware of any present efforts by any person to obtain control of the Company.

Dissenters' Rights

         Under Delaware corporation law and the Company's Certificate of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Proposed Amendment.

Board Recommendation and Required Approval

         The Board of Directors believes that the Proposed Amendment is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Proposed Amendment. The affirmative vote of the holders of at a majority of the outstanding shares of Common Stock is required for approval of the Proposed Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 500,000,000 SHARES OF COMMON STOCK.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                             By Order of the Board of Directors,


Fort Worth, Texas                            James A. Ryffel,
August 31, 2001                            Chairman of the Board

                                    EXHIBIT A

                              Amendment Resolution

                  BE IT RESOLVED, that subarticle (b) of the Fourth Article of the Certificate of Incorporation of the Company be and hereby is amended to read in its entirety as follows:

                           "The number authorized of shares of Common Stock is
                  500,000,000 shares of common stock, par value $.01 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable."

                       HISPANIC TELEVISION NETWORKS, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed increase in the authorized number of shares of Common Stock of Hispanic Television Networks, Inc. (the "Company") and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1. Proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock to 500,000,000.

         _____    CONSENTS/FOR

         _____    WITHHOLDS CONSENT/AGAINST

         _____    ABSTAINS

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2001         ____________________________________
_________________________________                    Signature
PLEASE MARK SIGN DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE                _____________________________________
----------------------------
                                               Signature if held jointly


X______________________________           X____________________________________
Printed Name                                   Number of shares (if unknown and
                                                and voting all shares use "ALL")
--------------------------------------------------------------------------------
REQUEST TO COMMUNICATE ELECTRONICALLY
         To reduce the cost of mailing and printing, the company requests it be granted permission to communicate with you via electronic means. If this is agreeable to you please so indicate below.

         I hereby consent to the company communicating and delivering materials and documents to me via electronic transmission.

X_____________________________                  X_____________________________
Signature                                                     Email address(s)

-----------------------------                    -----------------------------
Signature  (if joint account)                                 Email address(s)

                                                  -----------------------------
                                                     Fax
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